United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2006
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road HangZhou City, Zhejiang Province, China (Address of principal executive offices)	310014 (Zip Code)

086-0571-88381700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2006 Jimei Liu resigned as a Director of the Company. The Board of Directors accepted such resignation as of June 22, 2006. Ms. Liu resigned due to personal reasons. There was no disagreement between Ms. Liu and the Company in any respects.

On June 22, 2006 the Board of Directors appointed Mingjun Zhu and Chenghua Zhu to serve as a member of the Board of Directors of the Company. Each of Mingjun Zhu and Chenghua Zhu does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mingjun Zhu and Chenghua Zhu and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mingjun Zhu and Chenghua Zhu (or any member of his immediate family) had or is to have a direct or indirect material interest. There are no employment agreements between the Company and Mingjun Zhu and Chenghua Zhu. Mingjun Zhu and Chenghua Zhu have been named to the audit committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China 3C Group

Date: June 23, 2006	/s/ Xiang Ma
Xiang Ma
President